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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Partners
USAA Real Estate Income Investments I Limited Partnership
USAA Real Estate Income Investments II Limited Partnership
USAA Income Properties III Limited Partnership
USAA Income Properties IV Limited Partnership:

The Joint Venturers of USAA Chelmsford Associates Joint Venture



     We consent to the use of our reports dated January 29, 1997 and February 3, 1997 on the financial statements and financial statement schedules of USAA Real Estate Income Investments I Limited Partnership and USAA Income Properties III Limited Partnership, respectively, the report dated January 31, 1997, except for paragraph 10 of note 1, as to which the date is November 3, 1997 on the financial statements and financial statement schedules of USAA Income Properties IV Limited Partnership and the report dated January 31, 1997 on the financial statements and financial statement schedules of USAA Chelmsford Associates Joint Venture, all as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the report dated July 25, 1997, except for note 10, as to which the date is August 20, 1997, on the financial statements and financial statement schedules of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, included herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


/s/ KPMG PEAT MARWICK LLP
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     KPMG Peat Marwick LLP

San Antonio, Texas

November 11, 1997